Exhibit 99.2
ACCLAMATION SYSTEMS, INC.
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND
THE SIX-MONTH PERIOD ENDED JUNE 30, 2008

ACCLAMATION SYSTEMS, INC.
TABLE OF CONTENTS

PAGE
Independent auditors’ report	1

Financial statements:

Balance sheets	2

Statements of income and retained earnings	3

Statements of cash flows	4

Notes to financial statements	5 - 9

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Acclamation Systems, Inc.
We have audited the accompanying balance sheet of Acclamation Systems, Inc. (a Subchapter S corporation) as of December 31, 2007, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acclamation Systems, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
We have reviewed the accompanying balance sheet of Acclamation Systems, Inc. as of June 30, 2008 and the related statements of income and retained earnings and cash flows for the six-month period then ended, in accordance with Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Acclamation Systems, Inc.
A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the financial statements described above in order for them to be in conformity with generally accepted accounting principles generally accepted in the United States of America.
On August 1, 2008, Acclamation Systems, Inc. was sold to Ebix, Inc. for $22 million in cash plus potential cash earn-outs of up to $3 million paid over a period of two years from the date of acquisition, provided that specific revenue targets are achieved.
/s/ Habif, Arogeti & Wynne, LLP
Atlanta, Georgia
October 15, 2008

ACCLAMATION SYSTEMS, INC.
BALANCE SHEETS
JUNE 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007
ASSETS

	(Unaudited)	December 31,
	June 30, 2008	2007
Current assets
Cash	$1,178,318	$781,452
Accounts receivable — trade — net of allowance for doubtful accounts of $75,354 and $60,354 in 2008 (unaudited) and 2007, respectively	1,684,661	1,723,088
Accounts receivable — related party	22,709	22,709
Unbilled revenues	242,504	26,870
Prepaid expenses	299,466	505,024
Note receivable	42,950	94,527
Advances receivable	76,858	39,031
Other current assets	98,000	98,000

Total current assets	3,645,466	3,227,701

Property and equipment, at cost
Computer equipment and software	588,495	575,351
Furniture and fixtures	234,774	234,774

	823,269	810,125
Accumulated depreciation	(632,903)	(567,818)

Property and equipment, net	190,366	242,307

	$3,835,832	$3,470,008

Current liabilities
Bank line of credit	$415,361	$415,361
Accounts payable	13,923	119,526
Accrued expenses	112,836	91,531
Note payable	3,142	6,913
Deferred revenue	461,073	502,208

Total current liabilities	1,006,335	1,135,539

Stockholder’s equity
Common stock — $1 par value; 1000,000 share authorized; 53,970 shares issued and outstanding	53,970	53,970
Retained earnings	2,775,527	2,280,499

	2,829,497	2,334,469

	$3,835,832	$3,470,008

See auditors’ report and accompanying notes

ACCLAMATION SYSTEMS, INC.
STATEMENTS OF INCOME AND RETAINED EARMNGS
SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2007

	(Unaudited)	December 31,
	June 30, 2008	2007

Computer software service and equipment sales	$5,777,816	$10,438,508

Operating expenses
Cost of services provided	621,969	1,434,474
Product development	510,242	996,676
Sales and marketing	425,831	556,703
General and administrative	2,848,332	6,311,894
Depreciation	67,332	129,588

Total operating expenses	4,473,706	9,429,335

Income from operations	1,304,110	1,009,173

Other income (expenses)
Interest income	6,226	14,323
Interest expense	(15,308)	(40,575)

	9,082	26,252

Net income	1,295,028	982,921

Retained earnings, beginning of period	2,280,499	2,044,578

Distributions to stockholder	(800,000)	(747,000)

Retained earnings, end of year	$2,775,527	$2,280,499

See auditors’ report and accompanying notes

ACCLAMATION SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2008, (UNAUDITED) AND YEAR ENDEDE DECEMBER 31, 2007

	(Unaudited)	December 31,
	June 30, 2008	2007
Cash flows from operating activities
Net income	$1,295,028	$982,921
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	65,086	129,588
Change in allowance for doubtful accounts	(15,000)	(16,354)
Change in assets and liabilities:
Accounts receivable	53,427	352,966
Accounts receivable — related party	—	(11,952)
Unbilled revenues	(215,634)	18,130
Prepaid expenses	205,558	(196,329)
Advances to employees	(37,827)	(39,031)
Accounts payable	(105,603)	54,271
Accrued expenses	21,304	54,210
Deferred revenue	(41,135)	(31,081)

Cash flows provided by operating activities	1,225,203	1,297,340

Cash flows from investing activities
Advances made on note receivable	—	(97,142)
Payments received on note receivable	51,577	35,035
Purchase of fixed assets	(13,144)	(145,163)

Cash flows provided by (used in) investing activities	38,433	(207,270)

Cash flows from financing activities
Payments on bank line of credit	—	(100,000)
Payments on note payable	(3,770)	(7,541)
Distributions to stockholder	(800,000)	(747,000)

Cash flows used in financing activities	(803,770)	(854,541)

Net increase in cash	459,866	235,529

Cash, beginning of period	718,452	482,923

Cash, end of period	$1,178,318	$718,452

SUPPLEMENTAL DISCLOSRUES OF CASH FLOWS INFORMATION:

Cash paid during the period for interest	$15,308	$40,575

See auditors’ report and accompanying notes

ACCLAMATION SYSTEMS, INC.
NOTES TO FINANCIL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2007
Note A
Summary of Significant Accounting Policies
Nature of Business:
Acclamation Systems, Inc. (the “Company) is a provider of healthcare benefits and claims management software in the United States. The Company is focused primarily on providing benefits administration systems to some of the largest insurance carriers, third party administrators and self-administered organizations. The Company’s LuminX product is an end-to-end automated system designed for organizations entrusted with the responsibility of processing health care claims. The Company also offers a number of web-based tools, including online eligibility, enrollment and comprehensive reporting, full accounting capabilities, integrated technologies, and business process outsourcing services for its clients.
The Company was incorporated on July 5,1989, in Pennsylvania as a C-Corporation. Effective September 1, 1992, the Company became a Subchapter S corporation for both federal and state income tax purposes.
Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates are used for, but not limited to, the accounting for doubtful accounts, revenue recognition, depreciation, and contingencies. Actual results could differ from those estimates.
Concentration of Credit Risk Arising from Cash Deposits in Excess of Insured Limits:
The Company maintains all cash balances at one financial institution. The accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 per institution. From time to time, the Company’s cash balance exceeds such limits. The Company has not experienced any losses in such accounts.
Revenue Recognition and Deferred Revenue:
The Company generates revenues from license fees, installation, training, implementation, maintenance, consulting and access fees. The Company’s revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, “Software Revenue Recognition, “SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions,” “Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Multiple Deliverable Revenue Arrangements,” SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” and Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition.”
For multiple element arrangements in which the software does not require significant modification, software license fees are recognized upon delivery of the software to the customer, if there is evidence of an arrangement, the fees are fixed and determinable, collection is probable and the Company has established vendor-specific objective evidence of the fair market value of the undelivered elements. Service fees are recognized as the services are provided.

ACCLAMATION SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2007
Note A
Summary of Significant Accounting Policies (Continued)
Fees from licenses sold together with consulting services will be recognized upon delivery only if payment of the license fees is not dependent upon the performance of the consulting services and the consulting services are not essential to the functionality of the licensed software. In instances where the aforementioned criteria have not been met, both the license and consulting fees are recognized under the percentage of completion method of contract accounting.
For multiple element arrangements in which the software requires significant customization to operate in the client’s environment, the Company recognizes license and service revenue under the percentage of completion method. Under this method, the Company calculates the percentage complete based on hours incurred to total estimated hours on the contract. Support and maintenance revenue is recognized ratably over the contract period.
Deferred revenue consists of amounts billed to, or payments received from, customers for software licenses, maintenance, and services that have not met the criteria for revenue recognition. Unbilled revenue consists of software licenses delivered and maintenance or services provided, but not billed.
Income Taxes:
As a Subchapter S corporation, the Company’s taxable income or loss is passed through to the individual stockholder. As a result, the accompanying financial statements do not include an income tax provision for federal or state income taxes.
Accounts Receivable — Trade:
The Company extends credit to customers located throughout North America based on the size of the customer, its payment history, and other factors. The Company generally does not require collateral to support customer receivables, and provides an allowance for doubtful accounts based on a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management.
Property and Equipment:
Property and equipment is stated at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of the asset are capitalized.
Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer equipment	3 — 5 years
Furniture and fixtures	3 — 7 years

ACCLAMATION SYSTEMS, INC.
NOTES TO FIANACIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2007
Note A
Summary of Significant Accounting Policies (Continued)
Advertising:
Advertising costs are charged to operations when incurred. Total advertising costs were $7,613 and $27,786 for the six months ended June 30, 2008 (unaudited), and the year ended December 31, 2007, respectively.
Impairment of Long-Lived Assets:
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company continuously monitors all of its long-lived assets for indication of impairment and did not recognize any impairment charges for the six months ended June 30, 2008 (unaudited) or the year ended December 31, 2007.
Note B
Accounts Receivable — Related Party
The Company performs development and maintenance services for a company in which a related party owns an 85% interest. The services are billed on a time and materials basis.
Note C
Note Receivable
The note receivable consists of a customer’s balance, which is due on extended payment terms. The note bears interest imputed at 6% per year, with principal and interest payable in total monthly payments of $8,095 through December 2008. Interest income of $855 and $1,776 was earned from the note during the six months ended June 30, 2008 (unaudited), and the year ended December 31, 2007, respectively.
Note D
Bank Line of Credit
The Company has a line of credit with a bank. The line of credit is secured by Company assets. The maximum borrowing capacity is $1,500,000 with interest at the prime rate, payable monthly. The outstanding balance at both June 30, 2008 (unaudited) and December 31, 2007 was $415,361.

ACCLAMATION SYSTEMS, INC.
NOTES TO FIANACIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2007
Note E
Note Payable
The note payable is due to a leasing company to settle an outstanding claim for payment. The note is payable in monthly payments of $628 through November 2008 with no stated interest rate. Any interest imputed on this note is insignificant.
Note F
Commitments and Contingencies
Operating Leases:
The Company leases its office facilities and equipment under operating lease agreements. The monthly lease payments range from $479 to $31,464 through November 2011.
Future minimum lease payments are as follows for the years ending December 31:

2008	$418,929
2009	410,082
2010	20,503
2011	8.504

Total	$858,018

Note G
Related Party Transactions
The Company has accounts receivable from a related party, as discussed in Note B.
The development and maintenance services performed by the Company for the related party were approximately $12,000 for the year ended December 31, 2007. The Company performed no development and maintenance services for the related party during the six months ended June 30, 2008 (unaudited).
Note H
Concentrations
For the year ended December 31, 2007, the Company had total purchases from two vendors that comprised approximately 22% of total goods and services. There were no amounts payable to these two vendors as of December 31, 2007. The Company had no purchases from vendors considered significant for the six months ended June 30, 2008 (unaudited).
Note I
Pension Plan
The Company has established a 401(k) plan that benefits substantially all of its full-time employees and part-time employees who work at least 1,000 hours per year. The Company made contributions of $37,640 and $76,913 for the six months ended June 30, 2008 (unaudited) and the year ended December 31, 2007, respectively.

ACCLAMATION SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2007
Note J
Subsequent Events
The bank line of credit was paid July 24, 2008.
On August 1, 2008, the Company was sold to Ebix, Inc. for $22 million in cash plus potential cash earn-outs of up to $3 million paid over a period of two years from the date of acquisition, provided that specific revenue targets are achieved.